Exhibit 5.1

Our ref	DLK\660390\4477549v1
Direct tel	+852 2971 3005
Email	jenny.nip@maplesandcalder.com

Jiayuan.com International Ltd.

Room 1005, Changxin Building

No.39 Anding Road

Chaoyang District

Beijing

The People’s Republic of China

May 9, 2011

Dear Sirs

Jiayuan.com International Ltd.

We have acted as Cayman Islands legal advisers to Jiayuan.com International Ltd. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, on April 20, 2011, relating to the offering (the “Offering”) by the Company of 7,100,000 American Depositary Shares (the “ADSs”), with every 2 ADSs representing 3 Ordinary Shares of par value US$0.001 each in the Company (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1                                 The certificate of incorporation of the Company dated 29 September 2010.

1.2                                 The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 26 January 2011 (the “Pre-IPO M&A”).

1.3                                 The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on April 20, 2011 and effective immediately upon the completion of the Company’s initial public offering of ADSs representing its Ordinary Shares on the Nasdaq Global Market (the “IPO M&A”).

1.4                                 The written resolutions of the board of directors of the Company dated as of April 19, 2011 and May 9, 2011 (the “Directors’ Resolutions”);

1.5                                 The written resolutions of the shareholders of the Company dated as of April 20, 2011 and May 9, 2011 (the “Shareholders’ Resolutions”).

1.6                                 A certificate from a Director of the Company addressed to this firm dated May 9, 2011 (the “Director’s Certificate”).

1.7                                 A certificate of good standing dated April 21, 2011, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8                                 The Registration Statement.

2                                         Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion.  This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing.  We have also relied upon the following assumptions, which we have not independently verified:

2.1                                 Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                                 The genuineness of all signatures and seals.

2.3                                 There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing.

3                                         Opinion

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                                 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2                                 Immediately upon the completion of the Company’s initial public offering of its ADSs representing its Ordinary Shares on the Nasdaq Global market, the authorised share capital of the Company will be US$100,000 divided into 100,000,000 Ordinary Shares of a nominal or par value of US$0.001 each.

3.3                                 The allotment and issuance of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and entered in the register of members (shareholders), the Shares will be legally issued, fully paid and non-assessable.

3.4                                 The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4                                        Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

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